Exhibit 10.48

This MASTER LEASE AGREEMENT (“Master Lease Agreement”) is executed by and between FIRST AMERICAN COMMERCIAL BANCORP, INC. (“Lessor”) and the Lessee referenced above (“Lessee”). The parties agree as follows:

1. AGREEMENT OF LEASE. Pursuant to each Lease (as defined below), Lessee leases from Lessor the equipment, software, fixtures, personal property and/or other property, together with all replacements, parts, additions, accessories and substitutions (collectively, the “Equipment”) listed on a unique Equipment Schedule bearing the number and date specified therein (an “Equipment Schedule”), as the same may be amended, supplemented or modified from time to time with the written consent of Lessor and Lessee. Each Equipment Schedule shall, except as set forth therein, incorporate the terms and conditions of this Master Lease Agreement and create and constitute a stand-alone lease by Lessor and Lessee (a “Lease”), which shall be separate and distinct from any other Lease, Equipment Schedule, agreement, arrangement or understanding that has been or may be entered into between the Parties, whether or not incorporating the terms and conditions of this Master Lease Agreement. In the event of a conflict between an Equipment Schedule and the Master Lease Agreement, the terms of the Equipment Schedule will prevail.

2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSEE. Lessee hereby represents, warrants and covenants that, with respect to this Master Lease Agreement and each Lease executed hereunder: (a) the execution, delivery and performance by Lessee of this Master Lease Agreement and of such Lease (and all documents ancillary thereto) have been or as of the date of execution will have been, duly authorized by all necessary action of Lessee, consistent with its form of organization, and does not require further approval of or notice to any other person or entity; (b) each individual executing this Master Lease Agreement and any documents relating to such Lease on Lessee’s behalf was duly authorized to do so; (c) this Master Lease Agreement and such Lease (and all documents ancillary thereto) constitute legal, valid and binding agreements of Lessee enforceable in accordance with their respective terms; (d) the Equipment subject to such Lease is personal property and when placed in use by Lessee will not be or become fixtures under applicable law; (e) any financial statements furnished by Lessee to Lessor are, and as of the date of delivery will be, accurate and complete in all material respects and accurately reflect Lessee’s financial condition on the dates and for the periods covered thereby, and unless Lessee has advised Lessor in writing to the contrary, each such financial statement will be prepared in accordance with generally accepted accounting principles applied on a consistent basis; (f) Lessee is not, and during the Lease Term will not be, in breach or default of any material term of any loan agreement or other agreement concerning Lessee’s primary line of credit or similar loan facility with any bank or other financial institution; (g) the Equipment subject to such Lease was obtained in an arms-length transaction; (h) Lessee has the form of business organization indicated above, Lessee’s chief executive office and address for purpose of notices hereunder is as listed above, and Lessee is duly organized and existing in good standing under the laws of the state listed above; (i) Lessee is duly qualified to do business wherever necessary to carry on its present business and operations and to own its property; (j) Lessee shall not change its form or state of organization without Lessor’s prior written consent and the execution of any reasonably requested documentation and shall immediately notify Lessor of any change of Lessee’s organizational identification number issued by its state of organization or its chief executive office and/or notice address; (k) there are no oral or written agreements that form a part of this Master Lease Agreement or such Lease, except such written agreements that are signed by duly authorized representatives of both Lessee and Lessor; and (l) neither Lessee nor any Guarantor: (i) is an individual, entity or organization identified on (i) any Office of Foreign Assets Control (“OFAC”) “watch list”, including, without limitation, OFAC’s list of Specially Designated Nationals and Blocked Persons, or any Federal Bureau of Investigation “watch list” or Bureau of Industry and Security list of unverified persons or denied persons, and it is not an affiliation of any kind with such an individual, entity or organization; (ii) has a shell bank or offshore bank; and (iii) is a Person or entity resident in or whose funds are transferred from or through or has operations in, a jurisdiction identified as non-cooperative by the Financial Action Task Force or sanctioned by OFAC. Each of the foregoing representations, warranties and covenants shall be deemed reaffirmed as of the date of execution of each Lease. Lessee acknowledges that Lessor is relying on Lessee’s representations and warranties and would not enter into any Lease without such representations and warranties.

3. UNIFORM COMMERCIAL CODE ACKNOWLEDGMENT. Lessee acknowledges that it has received and approved any written “Supply Contract” covering the Equipment purchased from the Supplier and that Lessor has informed Lessee, either previously or pursuant to the applicable Lease, of the following: (a) the identity of the Supplier; (b) that Lessee may have rights under the Supply Contract; and (c) that Lessee may contact the Supplier for a description of any such rights. Each Lease is a

“Finance Lease.” The terms “Finance Lease,” “Supply Contract” and “Supplier” as used herein have the meanings ascribed to them in Article 2A of the Uniform Commercial Code (“UCC”). This provision shall survive termination of any Lease.

4. ACCEPTANCE DATE AND LEASE DURATION. This Master Lease Agreement shall be effective and binding upon the Lessee and Lessor when signed by both parties. Each Lease shall be effective and binding upon the Lessee and Lessor when both parties have signed the related Equipment Schedule. Each Lease commences and rent is due beginning on the date that Lessee certifies in writing to Lessor pursuant to a Delivery and Acceptance Certificate that all of the applicable Equipment has been received and accepted by Lessee (“Acceptance Date”). Unless and until Lessee provides such written authorization, Lessor will not disburse payment with respect to such Equipment. The base term of each Lease shall commence on the first day of the calendar month following the Acceptance Date (such date, the “Base Lease Commencement Date”), and shall continue for the period set forth in the Equipment Schedule (the “Base Lease Term”) and thereafter shall continue for successive three-month periods at the rental rate delineated in the Equipment Schedule (each an “Extended Term”) until terminated by written notice of either party delivered by regular mail or e-mail to an appropriate officer of the receiving party at least 90 days prior to the expiration of the Base Lease Term or Extended Term (together, the period commencing on the Acceptance Date and continuing through the Base Lease Term and any Extended Term, the “Lease Term”). All other terms and conditions of any Lease shall remain in full force and effect during the Lease Term.

5. RENTAL PAYMENTS. Lessee shall pay the rental installments (each a “Rental Payment”) as and when specified herein and in each Equipment Schedule. EACH LEASE IS NON-CANCELABLE AND NON-TERMINABLE FOR THE LEASE TERM AND LESSEE’S OBLIGATION TO PAY ALL RENTAL PAYMENTS AND OTHER AMOUNTS DUE THEREUNDER SHALL BE ABSOLUTE AND UNCONDITIONAL AND NOT SUBJECT TO DEFENSE, ABATEMENT, DEDUCTION OR SETOFF AGAINST LESSOR OR ANY ASSIGNEE, TRANSFEREE OR SECURED LENDER OF LESSOR (EACH AN “ASSIGNEE”) OF ANY AMOUNTS WHATSOEVER. Lessee shall pay the Rental Payments: (a) from the Acceptance Date to the Base Lease Commencement Date and through the balance of the Lease Term; (b) to Lessor at the address specified above unless otherwise instructed by Lessor or its Assignee; and (c) except as otherwise directed by Lessor in writing, all Rental Payments are due in advance on the first day of each rental period or portion of a rental period during the Lease Term (each a “Rental Payment Date”). The Rental Payment due and payable for portions of a rental period shall be calculated by Lessor on a prorata, per diem basis. Lessor intends to invoice Lessee at least fifteen days prior to each Rental Payment Date, but Lessor’s failure to provide an invoice or any other notice to Lessee relating to any Rental Payment Date shall not in any way relieve or defer Lessee’s obligation to pay Rental Payments on the applicable Rental Payment Date. Each Lease constitutes a net lease, it being the intention of the parties that all costs, expenses and liabilities associated with the Equipment subject to such Lease and/or its lease shall be borne by the Lessee. Whenever any amount due under a Lease is not received by Lessor or its Assignee when due, Lessee shall pay a delinquency charge equal to the lesser of five percent of the amount then past due or the maximum amount allowed by law, and such delinquency charge shall continue to apply for each subsequent month the amount remains unpaid, until Lessor exercises its rights under Section 12(c) hereof, whereafter interest shall accrue at 1.5% per month.

6. DISCLAIMER OF WARRANTIES: Lessee selected the Equipment subject to each Lease and represents that all such Equipment is suitable for Lessee’s purposes. LESSOR IS NOT THE MANUFACTURER, DISTRIBUTOR, LICENSOR OR SUPPLIER OF ANY OF THE EQUIPMENT. LESSOR MAKES NO EXPRESS OR IMPLIED WARRANTY OR REPRESENTATION, AND LESSEE HEREBY WAIVES ALL RIGHTS AGAINST LESSOR RELATING TO, ANY WARRANTY, REPRESENTATION OR OBLIGATION WITH RESPECT TO THE QUALITY, DESIGN, CONDITION, CAPACITY, VALUE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, PERFORMANCE OR WORKMANSHIP OF ANY EQUIPMENT OR AGAINST INTERFERENCE BY LICENSORS OR OTHER THIRD PARTIES, IT BEING AGREED THAT ALL EQUIPMENT IS LEASED “AS IS” AND THAT ALL SUCH RISKS SHALL BE BORNE BY THE LESSEE. LESSOR DISCLAIMS, AND LESSEE WAIVES, ANY WARRANTIES CONTAINED IN §§2A-

211, 212 AND 213 OF ARTICLE 2A OF THE UCC AND LESSEE WAIVES ANY RIGHT TO DEEM LESSOR IN DEFAULT PURSUANT THERETO AND ALL OF LESSEE’S RIGHTS AND REMEDIES UNDER §§2A-508 THROUGH 522 OF ARTICLE 2A OF THE UCC OR OTHER APPLICABLE LAW. If Lessee has any claims regarding any Equipment, or any other matter arising from Lessee’s relationship with the Supplier, Lessee must make such claims directly against the Supplier. For so long as no Event of Default has occurred and is continuing during the term of any Lease, Lessee shall be the beneficiary of, and entitled to, any warranty rights from the applicable manufacturer or Supplier as a result of Lessor’s purchase of the Equipment subject to any Lease, to the extent permitted by law. The provisions in this section shall survive termination of any Lease.

7. USE, OPERATION AND MAINTENANCE OF THE EQUIPMENT. During the Lease Term of any Lease, Lessee shall: (a) permit the Equipment to be kept only at the location specified in such Lease and used solely by qualified personnel for business purposes and the purpose for which it was designed and shall, at Lessee’s sole expense, service, repair, overhaul and maintain each item of Equipment in the same condition as when received, ordinary wear and tear excepted, in good operating order, consistent with prudent industry practice and in compliance with all applicable laws, ordinances, regulations, and conditions of all insurance policies required to be maintained by Lessee under such Lease and all manuals, orders, recommendations, instructions and other written requirements as to the repair and maintenance of such item of Equipment issued at any time by the vendor and/or manufacturer thereof; (b) maintain conspicuously on any Equipment such labels, plates, decals or other markings as Lessor may reasonably require, stating that Lessor is owner of such Equipment; (c) furnish to Lessor such information concerning the condition, location, use and operation of any Equipment as Lessor may request; (d) permit any person designated by Lessor to inspect any Equipment and any records maintained in connection therewith, provided, however, that the failure of Lessor to inspect any Equipment or to inform Lessee of any noncompliance shall not relieve Lessee of any of its obligations hereunder; (e) if any Equipment does not comply with the requirements of such Lease, Lessee shall, within 30 days of written notice from Lessor, bring such Equipment into compliance; (f) not use any Equipment, nor allow the same to be used, for any unlawful purpose; and (g) make no additions, alterations, modifications or improvements (collectively, “Improvements”) to any item of Equipment that are not readily removable without causing material damage to such item of Equipment or which will cause the value, utility or useful life of such item of Equipment to materially decline. If any such Improvement is made and cannot be removed without causing material damage or decline in value, utility or useful life (a “Non-Severable Improvement”), then Lessee warrants that such Non-Severable Improvement shall immediately become Lessor’s property upon being installed and shall be free and clear of all liens and encumbrances and shall become Equipment subject to all of the terms and conditions of the applicable Lease. All software that is listed on any Equipment Schedule includes any certificate of authenticity and other media provided in connection with software, all as delivered with or affixed as a label to the Equipment, all after-acquired updates, revisions, upgrades, new versions, enhancements, modifications, derivative works, maintenance fixes, translations, adaptations, and copies of the foregoing or of the original version of the software whether obtained from the Supplier, licensor or any source whatsoever, and references in this Master Lease Agreement or any Lease to software will be interpreted as references to any and all of the foregoing. All Improvements, other than Non-Severable Improvements, shall be removed by Lessee prior to the return of the item of Equipment hereunder or such Improvements shall also become the sole and absolute property of Lessor without any further payment by Lessor to Lessee and shall be free and clear of all liens and encumbrances whatsoever. Lessee shall repair all damage to any item of Equipment caused by the removal of any Improvement so as to restore such item of Equipment to the same condition that existed prior to its installation and as required by the applicable Lease. Lessee, at its own expense, will provide a suitable place for the operation of the Equipment.

8. PERFORMANCE OF LESSEE’S OBLIGATIONS BY LESSOR: If Lessee fails to perform any of its obligations under a Lease, Lessor may, at its sole option, perform them without waiving Lessee’s default. Upon demand, Lessee shall pay to Lessor any amount paid by Lessor and any expense (including reasonable attorneys’ fees and costs) or any other liability incurred by Lessor in connection with its performance of Lessee’s obligations.

9. FURTHER ASSURANCES AND NOTICES. Lessee authorizes Lessor to insert applicable dates and numbers and such other information as may be necessary to complete all documentation for a Lease. Prior to Lessor’s acceptance of a Lease, and for the duration of the Lease Term, Lessee shall promptly provide Lessor with all credit information reasonably requested by Lessor including, but not limited to comparative audited financial statements for the most current annual period and financial statements certified by Lessee’s Chief Financial Officer for the interim reporting periods. Lessee’s failure to provide such information to Lessor within ten business days of such request is an Event of Default (as defined in Section 11 hereof) under each Lease. UNLESS OTHERWISE PROVIDED HEREIN, ALL NOTICES TO LESSOR OR LESSEE SHALL BE IN WRITING AND SENT VIA OVERNIGHT MAIL OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESS SHOWN ABOVE OR SUCH OTHER ADDRESS AS TO WHICH THE OTHER PARTY HAS BEEN NOTIFIED IN WRITING. Lessee agrees to do or perform such further acts and to obtain, execute and deliver such additional certificates, waivers, releases, instruments, control agreements and other documents to effect the purposes of this Master Lease Agreement and any Lease, to complete and evidence the transactions contemplated by any Lease, to protect the title, interest and rights of Lessor or any

Assignee in any Equipment or in any Lease, or to assure performance of Lessee’s obligations under a Lease. Lessee shall, at Lessor’s request, promptly provide Lessor with certified resolutions with respect to the transactions contemplated by any Lease and such other matters, and shall also supply such other documents as Lessor may reasonably request. Lessee agrees that all communications concerning disputed debts, including an instrument tendered as full satisfaction of a debt or as “payment in full” or containing any restrictive endorsement are to be sent to Lessor’s address set forth above, attention General Counsel, or at such other address as Lessor may have subsequently provided in writing.

10. UCC FILINGS. Lessee hereby irrevocably authorizes Lessor to file and record, and appoints Lessor and its agent(s) as Lessee’s attorney-in-fact to execute (if applicable), file and record such UCC financing statement(s), amendments thereto and other lien recordation documents with respect to the Equipment subject to any Lease and/or any other collateral for Lessee’s obligations under such Lease, ratifies such authorization and appointment with respect to any UCC financing statements or amendments thereto prior to the date of such Lease and to do all acts or things that Lessor may deem necessary to protect Lessor’s title and interest in such Equipment and under such Lease. Lessee hereby covenants and agrees that it shall not file any corrective or termination statement with respect to any UCC financing statements recorded by or for the benefit of Lessor with respect to any Equipment without Lessor’s prior written consent. In order to secure the payment and performance in full of all of Lessee’s obligations under each Lease, Lessee hereby grants to Lessor a security interest in all of the following in which Lessee may now or hereafter have rights: (i) Equipment subject to all Leases, (ii) any and all property of Lessee now or hereafter in the possession or control of Lessor, or any affiliate of Lessor, and (iii) any other collateral in which Lessee has granted to Lessor, or any affiliate of Lessor a security interest to secure any other obligations, together with all parts, accessories, accessions and attachments thereto, and all replacements, substitutions and exchanges (including trade-ins), and all proceeds of the foregoing, including goods, accounts, chattel paper, documents, instruments, general intangibles, investment property, deposit accounts, letter of credit rights and supporting obligations (collectively, the “Collateral”).

11. DEFAULT. The occurrence of any of the following events shall constitute an “Event of Default”: (a) Lessee or any guarantor, endorser, surety or other person or entity responsible in whole or part for payment or performance of a Lease (each a “Guarantor”), fails to pay any Rental Payment or other amount under such Lease when due and the failure continues for ten days; (b) Lessee or any Guarantor fails to perform or observe any of the covenants or obligations in, or with respect to, a Lease (or guaranty thereof) other than as described in (a) or (j) of this Section 11, and such failure is not cured within ten days after written notice has been provided to Lessee; (c) Lessee or any Guarantor makes an assignment for the benefit of its creditors, files any petition or takes any action under any bankruptcy, reorganization or insolvency laws; (d) an involuntary petition is filed under any bankruptcy statute against Lessee or any Guarantor, or any receiver, trustee or custodian is appointed to take possession of Lessee’s or any Guarantor’s property, unless such petition or appointment is set aside or withdrawn within sixty days of said filing or appointment; (e) Lessee or any Guarantor attempts to, or does, remove, transfer, sell, sublicense, encumber, part with possession of, or sublet any of the Equipment subject to a Lease; (f) Lessee or any Guarantor attempts to assign or transfer such Lease or its interest under such Lease or moves any of the Equipment subject to such Lease from the location(s) set forth on the Equipment Schedule without Lessor’s prior written consent; (g) Lessee or any Guarantor terminates its existence or undergoes a sale, buyout, change in control, or change in ownership of any type, form or manner which, as judged solely by Lessor, results in a material deterioration in the creditworthiness of Lessee or any Guarantor; (h) any certificate, statement, representation or warranty provided by the Lessee or any Guarantor under, in connection with or related to a Lease proves to be false in any material respect; (i) Supplier terminates a license for Lessee’s right to use any item of software that is included within the Equipment subject to a Lease (each a “License”) due to an alleged breach by Lessee of the terms of the License; (j) Lessee fails to obtain, maintain or otherwise comply with the insurance coverages required under a Lease; (k) Lessee or any Guarantor shall default in the payment or performance of any indebtedness or obligation to any affiliated firm or entity controlling, controlled by or under common control with Lessor; or (l) Lessee defaults under any real estate lease or mortgage relating to a location at which items of Equipment are located, but only if the applicable landlord or mortgagee has commenced exercise of its remedies.

12. REMEDIES. Upon the occurrence of any Event of Default, Lessor may declare this Master Lease Agreement and any Lease hereunder to be in default and, at Lessor’s sole discretion, exercise any one or more of the following remedies with respect to each and any Lease: (a) through legal action, enforce specific performance by Lessee of the applicable covenants and obligations of such Lease and/or recover damages for the breach of those covenants or obligations, including reasonable attorneys’ fees and court costs; (b) cancel such Lease and/or otherwise terminate Lessee’s rights, but not its obligations, under such Lease; (c) by notice in writing to Lessee, as liquidated damages for the loss of a bargain and not as a penalty, accelerate and declare to be immediately due and payable the Stipulated Loss Value under such Lease, as defined in Section 19 hereof, without any presentment, demand, protest or further notice (all of which are hereby expressly waived by Lessee), at which time the same shall become immediately due and payable; (d) require Lessee to return the Equipment subject to such Lease as provided in Section 17 hereof or Lessor may take immediate possession of such Equipment, or any part of such Equipment, from Lessee free from claims by Lessee; (e) sell any or all Equipment subject to such Lease at public or private sale or otherwise dispose of, hold, use, operate, lease to others or keep idle such Equipment, all as Lessor in its sole discretion may determine and all free and clear of any rights of Lessee; (f) remedy such Event of Default, including making repairs or modifications to the Equipment, for the account and expense of Lessee, and Lessee agrees to reimburse Lessor for all of Lessor’s costs and expenses; (g) apply any deposit or other cash collateral or sale or remarketing proceeds of any Collateral to such Lease at any time to reduce any amounts due to Lessor; (h) terminate or cause the Supplier to terminate any applicable License(s) and/or suspend provision of any applicable services financed under a Lease; (i) require Lessee to cease use of and delete all software subject to a License from Lessee’s computer systems; and (j) exercise any other right or remedy which may be available to Lessor under applicable law. Except for the notice provided in Section 12(c), notice of Lessor’s intention to accelerate, notice of acceleration, notice of nonpayment, presentment, protest, notice of dishonor, or any other notice whatsoever are hereby waived by Lessee and any Guarantor. Interest on the Stipulated Loss Value under any Lease shall accrue at the lesser of 1.5% per month, or the maximum rate allowed by law, from the date declared due until paid in full. The exercise of any of the foregoing remedies by Lessor under or on account of any Lease will not constitute a termination or cancellation of such Lease unless Lessor so notifies Lessee in writing. At any sale of the Equipment under any Lease pursuant to this Section 12, Lessor may bid for the Equipment. Notice required, if any, of any sale or other disposition by Lessor shall be satisfied by the mailing of such notice to Lessee at least ten (10) days prior to such sale or other disposition. In the event Lessor takes possession and disposes of the Equipment subject to any Lease, Lessor shall give Lessee credit for any sums received by Lessor from such disposition after deduction of the expenses of sale or lease. Termination of a Lease under this Section 12 shall not affect Lessee’s duty to perform Lessee’s obligations under such Lease to Lessor in full. In the event Lessor seeks to take possession of any or all of the Equipment (or Collateral as defined herein) by court process, Lessee further irrevocably waives to the fullest extent permitted by law any bonds and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession. Lessee agrees to reimburse Lessor on demand for any and all costs and expenses incurred by Lessor in enforcing its rights and remedies under any provision of this Section following the occurrence of an Event of Default under a Lease, including, without limitation, reasonable attorney’s fees, the costs of repossession, storage, insuring, re-letting, selling and disposing of any and all Equipment subject to such Lease, all pre-judgment and post-judgment actions taken by Lessor and all actions taken by Lessor in any bankruptcy proceeding involving the Lessee, such Equipment and/or any Guarantor. Lessor reserves a right of set-off in all deposits and/or other amounts which are held by Lessor and in which Lessee has rights (collectively, “Deposits”) and Lessee authorizes Lessor to charge or setoff all sums owing by Lessee to Lessor against any and all such Deposits. Lessor’s remedies hereunder shall not be deemed exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available at law or equity. Waiver of any default or breach of any Lease shall not be construed as a waiver of subsequent or continuing defaults or breaches.

13. INDEMNITY. Lessee assumes liability for and agrees at its own expense to indemnify, hold harmless and defend Lessor and any Assignee, and their respective employees and agents (each an “Indemnitee”), on a net after-tax basis from and against any and all claims, liabilities, losses, damages, and expenses (including attorneys’ fees and legal expenses) of every kind or nature arising out of or in connection with: (a) any Lease, including but not limited to, any Lessee breach of a representation or warranty, Event of Default and/or proceeding in bankruptcy with respect thereto; (b) the manufacture, ordering, purchase, delivery, installation, ownership, selection, possession, leasing, operation, use, maintenance, transportation and return of the Equipment subject to such Lease (including latent and other defects, whether or not discoverable by Lessee or Lessor); (c) any claims based on strict tort liability or warranty and any claim for patent, trademark or copyright infringement, and (d) any claim relating to any interruptions of service, loss of business or consequential damages (collectively, “Claims”). Lessee shall not be required to indemnify an Indemnitee against Claims to the extent such Claims result directly from the gross negligence or willful misconduct of such Indemnitee. The indemnities in this Section 13 shall survive termination of any Lease.

14. ASSIGNMENT OF THE LEASE AND/OR EQUIPMENT. LESSOR MAY ASSIGN

ANY OF ITS RIGHTS IN ANY LEASE AND/OR THE EQUIPMENT SUBJECT TO SUCH LEASE TO AN ASSIGNEE, AND LESSEE HEREBY CONSENTS TO SUCH ASSIGNMENT AND FURTHER AGREES AS FOLLOWS: (A) ASSIGNEE DOES NOT ASSUME ANY OF THE OBLIGATIONS OF LESSOR UNDER SUCH LEASE, HOWEVER LESSOR SHALL REMAIN LIABLE FOR SAME; (B) LESSEE SHALL PAY ALL ASSIGNED RENTAL PAYMENTS AND OTHER AMOUNTS DUE UNDER SUCH LEASE UNCONDITIONALLY, WITHOUT OFFSET, AND LESSEE FURTHER AGREES THAT SUCH RENTAL PAYMENTS AND OTHER AMOUNTS SHALL BE PAYABLE NOTWITHSTANDING ANY DEFENSE OR COUNTERCLAIM WHATSOEVER, WHETHER BY REASON OF BREACH OF SUCH LEASE, THE EXERCISE OF ANY RIGHT UNDER SUCH LEASE, OR OTHERWISE, WHICH LESSEE MAY NOW OR HEREAFTER HAVE AGAINST LESSOR (LESSEE RESERVES ITS RIGHT TO HAVE RECOURSE DIRECTLY AGAINST LESSOR ON ACCOUNT OF ANY SUCH DEFENSE OR COUNTERCLAIM); (C) LESSEE SHALL PROVIDE LESSOR WITH A COPY OF ANY NOTICES SENT BY LESSEE TO ASSIGNEE UNDER SUCH LEASE; (D) SUBJECT TO AND WITHOUT IMPAIRMENT OF LESSEE’S LEASEHOLD RIGHTS IN AND TO THE EQUIPMENT, LESSEE SHALL HOLD THE EQUIPMENT FOR THE BENEFIT OF ASSIGNEE TO THE EXTENT OF THE ASSIGNEE’S RIGHTS THEREIN; AND (E) SUCH ASSIGNMENT DOES NOT CHANGE LESSEE’S OBLIGATIONS UNDER SUCH LEASE, NOR DOES IT INCREASE THE BURDEN AND RISKS IMPOSED ON LESSEE. WITHOUT

THE PRIOR WRITTEN CONSENT OF LESSOR, LESSEE SHALL NOT ASSIGN OR CONVEY ITS INTEREST IN ANY LEASE OR THE EQUIPMENT SUBJECT TO SUCH LEASE IN ANY FORM OR MANNER INCLUDING, BUT NOT LIMITED TO, AN ASSIGNMENT DUE TO A SALE, MERGER, LIQUIDATION, SUBLEASE, LEVERAGED BUYOUT, CHANGE OF OWNERSHIP OR CHANGE IN CONTROL.

15. DISPUTE RESOLUTION, EXCLUSIVE VENUE AND JURY WAIVER. THIS MASTER LEASE AGREEMENT HAS BEEN AND EACH LEASE WILL HAVE BEEN MADE, EXECUTED AND DELIVERED IN THE STATE OF ILLINOIS, AND, EXCEPT FOR LOCAL FILING REQUIREMENTS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS (EXCLUSIVE OF ITS CONFLICT OF LAWS PRINCIPLES). THE PARTIES HEREBY AGREE THAT THE EXCLUSIVE VENUE FOR ANY LAWSUIT OR OTHER LEGAL PROCEEDING ARISING OUT OF OR IN ANY WAY RELATING TO ANY LEASE SHALL BE THE FEDERAL AND STATE COURTS LOCATED IN COOK COUNTY, ILLINOIS (OR SUCH OTHER VENUE AS MAY BE SELECTED BY LESSOR OR ITS ASSIGNEE THAT BEARS A REASONABLE RELATIONSHIP TO THE DISPUTE BETWEEN THE PARTIES) (THE “SELECTED VENUE”). LESSEE HEREBY CONSENTS TO PERSONAL JURISDICTION IN THE SELECTED VENUE AND AGREES THAT IT WILL NOT FILE ANY LAWSUIT OR OTHERWISE INITIATE ANY LEGAL PROCEEDING RELATING TO OR IN ANY WAY ARISING OUT OF ANY LEASE IN ANY VENUE OTHER THAN THE SELECTED VENUE. EACH OF LESSEE AND LESSOR AGREES TO WAIVE ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATING IN ANY WAY TO ANY LEASE. LESSEE SHALL FILE ANY CLAIM THAT IT MAY HAVE AGAINST LESSOR THAT ARISES OUT OF OR IN ANY WAY RELATES TO ANY LEASE WITHIN ONE YEAR AFTER SUCH CLAIM FIRST ARISES OR FOREVER WAIVE AND BE BARRED FROM ASSERTING SUCH CLAIM.

16. OWNERSHIP OF THE EQUIPMENT. The Equipment subject to each Lease is, and shall remain, the personal property of Lessor. Lessor at all times retains ownership, title and control over Lessee’s right to use such Equipment in accordance with the terms of such Lease. Lessee shall protect and defend, at its own expense, Lessor’s title and/or rights in such Equipment against all claims and liens and shall keep such Equipment free and clear of all such claims and liens. To the extent software subject to a Lease is subject to a License, Lessee acknowledges that the License is being provided to Lessee solely because of payments made by Lessor to the Supplier and, accordingly, Lessee agrees that Lessor has an interest in the License and Lessee’s use of the software is contingent upon payment of the Rental Payments to Lessor. Lessee agrees that it will not surrender, transfer or modify the License without first obtaining the written consent of Lessor.

17. RETURN OF EQUIPMENT. At the expiration of the applicable Lease Term, provided Lessor receives at least 90 days advance written notice of Lessee’s election to do so, Lessee may exercise any applicable end of term option set forth in the applicable Equipment Schedule (if any), or return all but not less than all the Equipment subject to the applicable Lease as provided for herein. If Lessee elects to return such Equipment, Lessee will provide Lessor with the required written notice, discontinue the use of such Equipment and prior to the expiration of the applicable Lease Term, at Lessee’s own expense, return such Equipment, with all cables and other materials as originally furnished by Supplier, to a location within the United States in accordance with the Equipment return instructions provided by Lessor. If such Equipment is not returned to Lessor on time and in Eligible Condition (as defined below), the applicable Lease Term shall continue and Lessee shall continue to be obligated to pay Rental Payments (in the amount last in effect under the applicable Lease) and otherwise perform all of its obligations thereunder, until such time as Lessee causes such Equipment to be returned to Lessor in Eligible Condition or Lessor elects to cancel the applicable Lease in its sole discretion, whereupon, the Stipulated Loss Value of such Equipment not returned shall be immediately due and payable, and with respect to items of Equipment returned but not in Eligible Condition, Lessee shall pay Lessor the lesser of the Stipulated Loss Value or the amount reasonably determined by Lessor as necessary to cause such Equipment to be in Eligible Condition. In the event that Lessee returns items of Equipment, but retains and continues use of items of software comprising Equipment, the items so returned shall be deemed not in Eligible Condition and Lessor shall be entitled to ongoing Rental Payments in the amount specified on the applicable Equipment Schedule and all rights and remedies provided herein. Equipment shall be in “Eligible Condition” upon its return to Lessor if each of the following conditions is satisfied: (a) the Equipment is in good working order (normal wear and tear excepted), is capable of performing all functions that such Equipment could perform when delivered to Lessee and is otherwise in salable condition; (b) the Equipment includes all engineering modifications, hardware upgrades, and other alterations required by the manufacturer or Supplier for maintenance eligibility during the applicable Lease Term, and in the case of software, Lessee will destroy all intangible software items, and deliver to Lessor all tangible items constituting software, including any certificate of authenticity and other media provided in connection with software, all as delivered with or affixed as a label to the Equipment; and (c) the Equipment is certified as eligible for a service contract by the manufacturer of the Equipment or by a service organization satisfactory to Lessor. Lessee shall arrange and pay for such inspection, repairs or modifications as are required to cause Equipment to be in Eligible Condition. At Lessor’s request, Lessee will also certify in a written form acceptable to Lessor that: all tangible software has been delivered to Lessor, all intangible copies of the software have been destroyed, Lessee has not retained the software in any form, and Lessee will not use the software after termination of the applicable Lease. When returned, all data and other information stored on hard drives and other media storage devices

(“Stored Data”) shall have been securely overwritten and destroyed beyond recovery using advanced wiping techniques (such process being referred to as “Data Erasure”), or if Lessee does not wish to perform the Data Erasure itself, Lessee shall so notify Lessor, and Lessor will arrange for the Data Erasure to be performed at such location at Lessee’s sole risk and expense. If Data Erasure is not technically feasible, Lessee may remove and destroy the applicable hard drives and other media devices, and in such event the drives and devices shall be deemed to have suffered a Casualty Occurrence and shall be subject to the provisions of Section 19 hereof. LESSOR MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO DATA ERASURE OR THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY DATA ERASURE PROCEDURES OR SERVICES.

18. INSURING THE EQUIPMENT. During the Risk Period associated with a Lease, as defined in Section 19 below, Lessee shall at its own expense obtain and maintain: (a) commercial general liability insurance (naming Lessor and its assigns as additional insured) for bodily injury and property damage resulting from the maintenance, use or transportation of the Equipment subject to such Lease, with minimum limits of $1,000,000 per occurrence; and (b) property and casualty insurance (naming Lessor and/or any Assignee as sole loss payee) covering all risks of loss or damage to such Equipment from any cause whatsoever, including, without limitation, fire and theft, in an amount not less than the greater of the Stipulated Loss Value or replacement value thereof. All insurance will be from an insurer and in a form and amount satisfactory to Lessor. Lessee shall deliver to Lessor the certificates of such insurance (and each renewal or replacement thereof) and evidence of the payment of the premiums for such insurance policies. All policies will provide for a lender’s loss endorsement in favor of Lessor and any Assignee, that no cancellation or material modification of such insurance shall be effective without thirty days prior written notice to Lessor and that, in respect of the interests of Lessor and any Assignee, no such insurance policy shall be invalidated by any action or inaction on the part of Lessee.

19. RISK OF LOSS TO THE EQUIPMENT. Lessee hereby assumes all risk of loss, damage or destruction for whatever reason to the Equipment subject to each Lease from the earlier of the date on which such Equipment is ordered or Lessor pays the purchase price of such Equipment, and continuing to the expiration of the applicable Lease Term and, if Lessee does not exercise an option to acquire such Equipment, the return of such Equipment to Lessor in Eligible Condition (the “Risk Period”). If during the Risk Period all or any portion of an item of Equipment is lost, stolen, destroyed, damaged beyond repair or rendered permanently unfit for use for any reason, or in the event of any condemnation, confiscation, theft or seizure or requisition of title to or use of such item (each a “Casualty Occurrence”), Lessee shall immediately inform Lessor in writing. On the next succeeding Rental Payment Date under the applicable Lease, Lessee will, at Lessor’s option, either: (a) replace the Equipment subject to the Casualty Occurrence with like-kind equipment acceptable to Lessor or any Assignee, free and clear of any liens or rights of other parties, and continue to pay all Rental Payments without interruption as such become due, or (b) pay to Lessor an amount equal to the Stipulated Loss Value for the Equipment subject to the Casualty Occurrence. Upon payment of the Stipulated Loss Value to Lessor, the Rental Payments shall cease to accrue and the applicable Lease shall terminate, but in each case only with respect to the Equipment subject to the Casualty Occurrence. In the case of software, the erasure, inoperability or other incapacity of the software is also deemed a Casualty Occurrence. Insurance proceeds received by Lessor as a result of a Casualty Occurrence will be applied to the Stipulated Loss Value or to reimburse Lessee for the purchase of replacement Equipment.

The term “Stipulated Loss Value” with respect to any item of Equipment on any Rental Payment Date during the applicable Lease Term shall be an amount equal to the sum of: (a) all Rental Payments and other amounts then due and owing to Lessor under the applicable Lease, together with all accrued interest and late charges thereon calculated through and including the date of calculation; plus (b) all Rental Payments then remaining unpaid for the applicable Lease Term; plus (c) the amount of any purchase obligation with respect to such item of Equipment or, if there is no such obligation, then the fair market value of such item of Equipment at the end of the applicable Lease Term, as estimated by Lessor in its sole but reasonable discretion; plus (d) any tax and/or other indemnification amounts becoming due as a result of the loss, cancellation of the Lease and/or Event of Default, with (b) and (c) being discounted to net present value as of the date of calculation at a discount rate equal to the 1-year Treasury Constant Maturity rate as published in the Selected Interest Rates table of the Federal Reserve statistical release H.15(519) for the week ending immediately prior to the original Acceptance Date for such Lease. If less than all of the Equipment subject to a Lease is involved in a Casualty Occurrence (the “Casualty Equipment”), the applicable Stipulated Loss Value (and reduction in the remaining Rental Payments) shall be determined by Lessor on a prorata basis in accordance with the amount funded by Lessor with respect to the Casualty Equipment as a percentage of the total amount originally funded by Lessor for such Lease.

20. TAXES. All assessments and taxes (except those based upon the net income of Lessor) which may now or hereafter become due or are imposed upon the purchase, ownership, leasing, sale, possession, use and/or disposal of the Equipment subject to any Lease by a governmental authority are to be paid by Lessee and Lessee shall indemnify Lessor against all penalties, charges, interest and costs imposed with respect thereto. Lessee authorizes Lessor to add to the amount of each Rental Payment, any sales, use or leasing tax that may be imposed on or measured by the Equipment cost or such Rental Payment. If Lessee is a tax-exempt entity, Lessee may provide Lessor with the appropriate tax exemption certificates and Lessor will apply any such tax-exempt status to the applicable Lease. While Lessee will be responsible for payment of all personal property taxes, Lessor will file personal property tax returns. Lessor is not responsible for contesting any valuation of, or tax imposed on the Equipment subject to any Lease (but may do so strictly as an accommodation to Lessee) and will not be liable or accountable to Lessee therefor. Lessor retains all federal and state tax credits or benefits relating to the Equipment subject to any Lease.

21. MISCELLANEOUS. By Lessee’s execution of this Master Lease Agreement or any Lease, Lessee assigns to Lessor any and all rights Lessee may have under any purchase order(s) issued by Lessee in regard to the Equipment subject to such Lease. All agreements, representations and warranties contained in a Lease, or in any document or certificate delivered pursuant to or in connection with such Lease, which have accrued but not been fully satisfied shall expressly survive the termination of such Lease. If any provision of a Lease is determined by competent authority to be unenforceable, such determination shall not invalidate the remaining provisions of such Lease and any such unenforceability in one jurisdiction shall not render such provision unenforceable in any other jurisdiction. To the extent permitted by applicable law, Lessee waives any provision of law that renders any provision this Master Lease Agreement or any Lease prohibited or unenforceable in any respect. Time is of the essence for each Lease and each provision thereof. Any signature, execution and delivery of any document or instrument may be satisfied, in Lessor’s sole discretion and to the extent permitted by the UCC, by authentication of such document or instrument as a record within the meaning of Article 9 of the UCC. A photocopy, printed electronic image or facsimile of this Master Lease, any Equipment Schedule and/or any related document that includes copies of the signatures of the parties hereto shall be legally admissible under the “best evidence” or other similar rule of evidence and shall be treated as an original document and proof of the agreement between the parties. This Master Lease and any and all ancillary documents may be electronically and/or digitally executed. The USA Patriot Act establishes minimum standards of account information to be collected and maintained by Lessor and its affiliates. This federal law requires all financial institutions to obtain, verify, and record information that identifies each person or legal entity that opens an account or establishes a relationship with a financial institution. Specifically, this means that when you start a relationship or open an account with Lessor, Lessor will ask you for your name, address, date of birth for personal accounts, and other information, such as your tax identification number, to allow Lessor to identify you. Lessor may also ask to see the driver’s license, passport, and other identifying documentation of the person(s) who executes the lease documents.

EACH LEASE CONTAINS THE ENTIRE AGREEMENT BETWEEN LESSOR AND LESSEE WITH RESPECT TO THE SUBJECT MATTER THEREOF. EACH LEASE CAN ONLY BE MODIFIED IN WRITING, WITH SUCH MODIFICATION SIGNED BY AN AUTHORIZED REPRESENTATIVE OF BOTH LESSEE AND LESSOR. NO ORAL OR OTHER WRITTEN AGREEMENTS, REPRESENTATIONS OR PROMISES SHALL BE RELIED UPON BY, OR BE BINDING ON, LESSOR AND/OR LESSEE UNLESS MADE A PART OF SUCH LEASE BY A WRITTEN MODIFICATION SIGNED BY AN AUTHORIZED REPRESENTATIVE OF BOTH LESSEE AND LESSOR. BY SIGNING BELOW, THE SIGNER CERTIFIES THAT HE OR SHE HAS READ THIS MASTER LEASE AGREEMENT, INCLUDING ALL ATTACHED PAGES, AND IS AUTHORIZED TO SIGN ON BEHALF OF LESSEE.

Accepted by Lessee:
AFFIRMATIVE INSURANCE COMPANY

By: /s/ Joseph G. Fisher

Name:
Joseph G. Fisher

Title:	Date:
President	December 27, 2013

Accepted by Lessor:
FIRST AMERICAN COMMERCIAL BANCORP, INC.

By: /s/ Courtney Dioguardi

Name:
Courtney Dioguardi

Title:	Date:
Senior Vice President	December 30, 2013

EQUIPMENT SCHEDULE NO. 01

Lessee				Equipment Location
AFFIRMATIVE INSURANCE COMPANY				AFFIRMATIVE INSURANCE COMPANY
Street Address				Street Address
4450 Sojourn Drive				11707 Miracle Hills Drive

City	State	County	Zip Code	City	State	County	Zip Code
Addison	TX	Dallas	75001	Omaha	NE	Douglas	68154

Contact		Telephone		Contact		Telephone
John P. Killacky		(708)233-8290		John P. Killacky		(708)233-8290

Quantity	Description
1	Property Administration/Point of Sale System and third party software licenses, consulting, design and implementation services, together with all modifications, upgrades, customizations, enhancements, and substitutions as more fully described in the Bill of Sale dated December 26, 2012 between Lessee and Pacific Western Equipment Finance, a division of Pacific Western Bank

This Equipment Schedule No. 01 dated December 31, 2013 (“Equipment Schedule”) incorporates the terms and conditions of that certain Master Lease No. 2013415 dated December 30, 2013 (“Master Lease”) by and between FIRST AMERICAN COMMERCIAL BANCORP, INC. (“Lessor”) and AFFIRMATIVE INSURANCE COMPANY (“Lessee”) (the Equipment Schedule and Master Lease as incorporated therein, the “Lease”). Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the above-described items of Equipment for the Lease Term and on terms and conditions set forth herein. In the event of any conflict between the terms of the Master Lease and the terms of this Equipment Schedule, the terms of this Equipment Schedule shall prevail.

If applicable, for purposes of this Equipment Schedule and all ancillary documents, the terms defined in the Master Lease as “Delivery Order and Acceptance Certificate” and “Authorization Date” are hereby revised to be “Delivery and Acceptance Certificate” and “Acceptance Date,” respectively.

Base Lease Term 18 Months	Lessee shall pay Lessor a nonrefundable advance rental payment in the amount of $285,257.66 which is applied to the last payment due under the Lease. Billing is monthly.	Monthly Rental Payment $285,257.66, plus applicable taxes

Accepted by Lessee		Accepted by Lessor
AFFIRMATIVE INSURANCE COMPANY		FIRST AMERICAN COMMERCIAL BANCORP, INC.

By /s/ Joseph G. Fisher		By /s/ Courtney Dioguardi

Name		Name
Joseph G. Fisher		Courtney Dioguardi

Title	Date	Title	Date
President	December 30, 2013	Senior Vice President	December 31, 2013

ADDENDUM TO EQUIPMENT SCHEDULE

This Addendum (“Addendum”) is supplemental to and made a part of Equipment Schedule No. 01, issued pursuant to and incorporating the terms of that certain Master Lease Agreement No. 2013415 dated December 30, 2013, each by and between AFFIRMATIVE INSURANCE COMPANY (“Lessee”) and FIRST AMERICAN COMMERCIAL BANCORP, INC. (“Lessor”) (together forming the “Lease”). Capitalized terms used in this Addendum without definition shall have the meanings set forth in the Lease, unless the context hereof otherwise specifically requires. This Addendum is to be construed as supplemental to, and part of, the Lease. In the event of any inconsistency between the Lease and this Addendum, the terms and provisions of this Addendum shall prevail. Notwithstanding the terms and conditions contained in the Lease, and to the limited extent hereof, the parties agree as follows:

1. As collateral for the performance when due of all Lessee’s obligations to Lessor, including but not limited to Lessee’s obligations under the Lease, Lessee hereby covenants to obtain on or before January 15, 2014 (the “Compliance Date”) and maintain during the remainder Term of the Lease a letter of credit in an amount, form, content and issued by a financial institution, all as may be acceptable to Lessor in its sole discretion (the “Letter of Credit”). The Letter of Credit shall name Lessor, its successors and assigns as beneficiary, and shall be in an original amount of not less than $5,000,000.00. Upon the occurrence of an Event of Default, Lessor shall, in addition to any and all other available remedies, be entitled to draw upon the full (or any lesser) amount of the Letter of Credit then remaining. The failure to obtain and/or maintain the Letter of Credit as provided herein shall constitute an immediate Event of Default. Provided no Event of Default or material adverse change in Lessee’s financial condition, business prospects, management or ownership has occurred, as determined by Lessor in Lessor’s sole judgment, the Letter of Credit shall automatically reduce as provided therein.

2. As an accommodation to Lessee, Lessor has agreed to fund $4,572,970.34 (the “Escrow Amount”) into escrow pending Lessee’s obtaining the Letter of Credit and the satisfaction of any and all other terms and conditions set for in the Escrow Agreement dated December 30, 2013 (the “Escrow Agreement”) by and between Lessor and Lessee. The Escrow Amount represents reimbursement to Lessee for the cost of the Equipment subject to the Lease, less a nonrefundable rental payment to be applied to the Lessee’s last rental payment under the Lease ($4,858,228.00, minus $285,257.66). Upon satisfaction in full of all conditions set forth in the Escrow Agreement, the Escrow Amount, less any fees payable to the escrow agent, shall be released to Lessee in full payment for the Equipment. Lessee’s failure to obtain the Letter of Credit and satisfy any and all other conditions in the Escrow Agreement on or before the Compliance Date shall constitute an Event of Default, provided that Lessor may at Lessor’s sole discretion, agree to extend the Compliance Date. If the conditions set forth in the Escrow Agreement for the release of escrowed funds to Lessee have not been satisfied as of the Compliance Date, Lessor may deem the Lease cancelled, whereupon Lessor shall be entitled to immediately recover all amounts held in escrow pursuant to the Escrow Agreement and, as liquidated damages, retain all Rental Payments received from Lessee. Upon cancellation of the Lease, Lessee shall have no further obligation to pay Rental Payments, provided that the terms and conditions which survive termination or cancellation shall remain in effect.

Except as specifically modified by this Addendum, all terms and conditions contained in the Lease shall remain in full force and effect.

IN WITNESS WHEREOF the parties hereto, by their authorized signatories, have executed this Addendum at the date set forth below their respective signatures.

Accepted by:		Accepted by:
Lessee		Lessor
AFFIRMATIVE INSURANCE COMPANY		FIRST AMERICAN COMMERCIAL BANCORP, INC.

By /s/ Joseph G. Fisher		By /s/ Courtney Dioguardi

Name		Name
Joseph G. Fisher		Courtney Dioguardi

Title	Date	Title	Date
President	December 30, 2013	Senior Vice President	December 31, 2013

DELIVERY AND ACCEPTANCE CERTIFICATE

Lessee
AFFIRMATIVE INSURANCE COMPANY

Street Address
4450 Sojourn Drive

City	State	County	Zip Code
Addison	TX	Dallas	75001

Contact		Telephone
John P. Killacky		(708)233-8290

Monthly Rental Payment	Sales/Use Tax	Acceptance Date

$285,257.66, plus applicable taxes	EXEMPT	12/31/2013

Lessee hereby certifies that as of December 31, 2013 (“Acceptance Date”) all of the equipment, software, fixtures, personal property and/or other property, together with all replacements, parts, additions, accessories and substitutions (collectively, “Equipment”) referred to in Equipment Schedule No. 01 (“Equipment Schedule”) issued pursuant to that certain Master Lease Agreement No. 2013415 dated as of December 30, 2013 (“Master Lease”) by and between the above-named “Lessee” and FIRST AMERICAN COMMERCIAL BANCORP, INC. (“Lessor”) (the Equipment Schedule and Master Lease as incorporated therein, the “Lease”) has been delivered to and been received by Lessee, that all installation or other work necessary prior to the use thereof has been completed, that the Equipment has been examined by the Lessee and is in good operating order and condition and is in all respects satisfactory to Lessee, and that the Equipment is accepted by the Lessee for all purposes under the Lease. Lessee represents and warrants that the Equipment Location set forth in the Lease is correct. By its execution and delivery of this Delivery and Acceptance Certificate, Lessee hereby reaffirms all of the representations, warranties and covenants contained in the Lease as of the date hereof, and further represents and warrants to Lessor that no Event of Default, and no event or condition which with notice or the passage of time or both would constitute an Event of Default, has occurred and is continuing as of the date hereof. Lessee further certifies to Lessor that Lessee has selected the Equipment and has received and approved the purchase order, purchase agreement or supply contract under which the Equipment will be acquired for all purposes of the Lease.

ACCORDINGLY, LESSEE AUTHORIZES LESSOR TO PAY THE APPLICABLE VENDOR(S) FOR THE EQUIPMENT. Lessee also certifies that billing is appropriate, per Sections 4 and 5 of the above referenced Master Lease.

Notwithstanding the foregoing, Lessee and Lessor acknowledge that for the purposes of this Equipment Schedule, the Base Lease Commencement Date shall be January 1, 2014 and no rental payments will be due from the Acceptance Date to the Base Lease Commencement Date.

Lessee
AFFIRMATIVE INSURANCE COMPANY

By /s/ Joseph G. Fisher

Name
Joseph G. Fisher

Title
President

1/31/13

$1.00 PURCHASE OPTION

ADDENDUM

This Addendum is supplemental to and made a part of the Equipment Schedule No. 01 (the “Equipment Schedule”) issued pursuant to and incorporating the terms of that certain Master Lease No. 2013415 dated December 30, 2013 (the “Master Lease”) by and between AFFIRMATIVE INSURANCE COMPANY (“Lessee”) and FIRST AMERICAN COMMERCIAL BANCORP, INC. (“Lessor”) (the Equipment Schedule and Master Lease as incorporated therein, the “Lease”).

Capitalized terms used in this Addendum without definition shall have the meanings set forth in the Lease, unless the context hereof otherwise specifically requires. This Addendum is to be construed as supplemental to, and part of, the Lease. In the event of any inconsistency between the Lease and this Addendum, the terms and provisions of this Addendum shall prevail. Notwithstanding the terms and conditions contained in the Lease, and to the limited extent hereof, the parties agree as follows:

PURCHASE OPTION

Upon Lessee’s satisfaction of all obligations required under the Lease, and provided that no Event of Default has occurred and is continuing, Lessee may purchase all, but not less than all, of the Equipment from Lessor for U.S. One Dollar ($1.00). Upon Lessee’s satisfaction of all obligations under the Lease, and payment of U.S. One Dollar ($1.00) to Lessor, Lessor shall transfer all right, title and interest Lessor may have in and to the Equipment to Lessee free and clear of all liens and encumbrances created by Lessor, but otherwise on an AS-IS, WHERE-IS basis without representation or warranty of any kind and with all faults. This purchase option shall be null and void unless the terms and conditions contained herein are specifically adhered to.

IN WITNESS WHEREOF the parties hereto, by their authorized signatories, have executed this Addendum at the date set forth below their respective signatures.

ACCEPTED BY:		ACCEPTED BY:
Lessee		Lessor
AFFIRMATIVE INSURANCE COMPANY		FIRST AMERICAN COMMERCIAL BANCORP, INC.

By /s/ Joseph G. Fisher		By /s/ Courtney Dioguardi

Name		Name
Joseph G. Fisher		Courtney Dioguardi

Title	Date	Title	Date
President	December 30, 2013	Senior Vice President	December 31, 2013

1-31-2013

REIMBURSEMENT AUTHORIZATION

AFFIRMATIVE INSURANCE COMPANY (“Lessee”) is the lessee under Equipment Schedule No. 01 (the “Lease”) issued pursuant to and incorporating the terms and conditions of that certain Master Lease Agreement No. 2013415 dated as of December 30, 2013 with FIRST AMERICAN COMMERCIAL BANCORP, INC. (“Lessor”). Lessee has paid the applicable vendor(s) all or a portion of the purchase price of the Equipment subject to the Lease (each an “Equipment Payment” and collectively, the “Equipment Payments”) in anticipation of entering into the Lease and being reimbursed by Lessor for such Equipment Payment(s). The Equipment associated with the Equipment Payments consists of software, services and other related costs. Upon Lessor’s receipt of all necessary documentation and satisfaction of all terms and conditions established by Lessor relating to the commencement of the Lease, Lessor shall: (a) reimburse Lessee the amount(s) specified below; and (b) such Equipment shall be subject to the Lease. The Lessee hereby irrevocably authorizes and directs Lessor to reimburse Lessee for the Equipment Payment(s), as set forth below:

AMOUNT OF EQUIPMENT PAYMENT
TO BE REIMBURSED TO LESSEE	EQUIPMENT PAYMENT MADE IN REFERENCE TO:
$4,858,228.00	Bill of Sale dated December 26, 2012 between Lessee and Pacific Western Equipment Finance, a division of Pacific Western Bank

Lessee hereby confirms, represents and warrants to Lessor that the Lessee is the only entity which has made Equipment Payments with respect to the Equipment and that no other entities, aside from the applicable vendors of the Equipment, are due amounts with respect to the Equipment Payments.

Lessee: AFFIRMATIVE INSURANCE COMPANY		Lessor: FIRST AMERICAN COMMERCIAL BANCORP, INC.

By:	/s/ Joseph G. Fisher	By:	/s/ Courtney Dioguardi
Name:	Joseph G. Fisher	Name:	Courtney Dioguardi
Title:	President	Title:	Senior Vice President
Date:	December 30, 2013	Date:	December 31, 2013